Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Fortrea Holdings Inc. of our report dated February 13, 2023, except for the change in composition of reportable segments discussed in Note 18, as to which the date is May 15, 2023, relating to the financial statements, which appears in Amendment No. 2 to the Registration Statement on Form 10 of Fortrea Holdings Inc.
/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 29, 2023

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